UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

Crinetics Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10222 Barnes Canyon Road, Bldg. #2
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 17, 2022, Crinetics Pharmaceuticals, Inc. (the “Company” or “Crinetics”) announced that the Company now expects to release preliminary data from the ongoing Phase 1 study of CRN04894 in the second quarter of 2022 due to the fact that some of the healthy volunteers contracted COVID-19 during a recent cohort of the multiple ascending dose portion of the study.

The Company still expects to announce data from the multiple ascending dose cohorts of its Phase 1 healthy volunteer study of CRN04777 by the end of the first quarter of 2022.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding timing of the release of data from the Phase 1 clinical trials of CRN04984 and CRN04777. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties inherent in Crinetics’ business, including, without limitation: preliminary data that we report may change following a more comprehensive review of the data related to the clinical trials and such data may not accurately reflect the complete results of a clinical trial, and the FDA and other regulatory authorities may not agree with our interpretation of such results; advancement of CRN04894 and CRN04777 into later stage trials is dependent on and subject to the receipt of further feedback from the FDA and other regulatory agencies; the COVID-19 pandemic may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; Crinetics’ dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies for paltusotine, CRN04894, CRN04777, and its other product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of Crinetics’ product candidates that may limit their development, regulatory approval and/or commercialization; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the timing and outcome of research, development and regulatory review is uncertain, and Crinetics’ drug candidates may not advance in development or be approved for marketing; and other risks described under the heading “Risk Factors” in documents Crinetics files from time to time with the Securities and Exchange Commission. The events and circumstances reflected in Crinetics’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date:	March 17, 2022	By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D. President and Chief Executive Officer (Principal Executive Officer)